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                                                                    EXHIBIT 16.1

                          [ERNST & YOUNG LETTERHEAD]



November 7, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen,

We have read Item 4 of Form 8-K dated November 7, 1997 by Datametrics Corporation and in agreement with the statements contained in the a. paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                      /s/ Ernst & Young LLP